As filed with the Securities and Exchange Commission on May 22, 2018
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PIONEER ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

Texas	74-2088619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1250 N.E. Loop 410, Suite 1000 San Antonio, Texas 78209
(855) 884-0575
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Bryce T. Seki
Vice President, General Counsel, Secretary and Compliance Officer
Pioneer Energy Services Corp.
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209
(855) 884-0575
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Daryl L. Lansdale, Jr.
Norton Rose Fulbright US LLP
300 Convent Street, Suite 2100
San Antonio, Texas 78205
(210) 270-9367
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)(3)	Amount of registration fee (1)(3)
Debt Securities	(2)	(2)	(2)
Common Stock, $0.10 par value	(2)	(2)	(2)
Preferred Stock, $1.00 par value	(2)	(2)	(2)
Depositary Shares	(2)	(2)	(2)
Warrants	(2)	(2)	(2)
Purchase Contracts	(2)	(2)	(2)
Units	(2)	(2)	(2)
Total			$300,000,000	$8,645	(4)

(1)
There are being registered hereunder such indeterminate principal amount of debt securities, such indeterminate number of shares of common stock and preferred stock, such indeterminate number of depositary shares, such indeterminate number of warrants to purchase common stock, preferred stock, debt securities and/or depositary shares, and such indeterminate number of purchase contracts and units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $300,000,000. This total amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered under this registration statement, to the extent such securities are, by their terms, convertible into or exchangeable for other securities. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (referred to herein as the “Securities Act”), there is also being registered hereunder such indeterminate amount of securities as may from time to time be issuable as a result of stock splits, stock dividends or similar transactions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the rules and regulations under the Securities Act, and based upon the maximum aggregate offering price of all securities being registered.

(4)
Pursuant to Rule 415(a)(6) of the Securities Act, the $300,000,000 of securities registered under this registration statement includes $230,568,750 of unsold securities (the "Unsold Securities") previously registered pursuant to Registration Statement No. 333-204186, which was filed on May 15, 2015 and declared effective on May 26, 2015 (the “Prior Registration Statement”).  Pursuant to Rule 415(a)(6) under the Securities Act, $26,423.18 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities. A filing fee of $8,645 is paid herewith in connection with the $69,431,250 of new securities registered under this registration statement. Pursuant to Rule 415(a)(6) of the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated May 22, 2018
Prospectus
$300,000,000
PIONEER ENERGY SERVICES CORP.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
We may from time to time offer to sell together or separately in one or more offerings:

(1)	Debt Securities, in one or more series, which may be senior debt securities or subordinated debt securities, and convertible or exchangeable for preferred stock or common stock;

(2)	Common Stock, par value $0.10 per share;

(3)	Preferred Stock, par value $1.00 per share, in one or more series, which may be convertible into or exchangeable for debt securities or common stock;

(4)	Depositary Shares representing an interest in a fractional share or multiple shares of our preferred stock;

(5)	Warrants to purchase common stock, preferred stock, debt securities and/or depositary shares;

(6)	Purchase Contracts; and

(7)	Units that include any of the above securities.
This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. You should read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, carefully before you decide to invest.
Our common stock, par value $0.10 per share, is listed on the New York Stock Exchange and trades under the ticker symbol “PES.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
These securities may be sold directly by us, to or through underwriters or dealers, through agents designated from time to time, through a combination of these methods, or through any other method permitted by law on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 5 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is __________, 2018.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement.
You should read the prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information contained or incorporated by reference in this prospectus and any supplement to this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
You should not assume that the information in this prospectus and any prospectus supplement is accurate as of any date other than the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since then.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” and “Company” mean Pioneer Energy Services Corp.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at http://www.sec.gov. Our Internet website address is www. pioneeres.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with U.S. generally accepted accounting principles following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended.
Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until the offerings hereunder are terminated, in each case other than information furnished to the SEC under Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Securities Exchange Act of 1934, as amended, and is not incorporated in this prospectus:

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 16, 2018;

(2)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 2, 2018;

(3)
the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2018, that are incorporated by reference into Part III of our Annual Report on From 10-K for the fiscal year ended December 31, 2017;

(4)	our Current Reports on Form 8-K, filed with the SEC on May 21, 2018 and May 22, 2018;

(5)
the description of our common stock contained in our registration statement on Form 8-A (Registration No. 001-08182), filed with the SEC on June 25, 2012, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person, including any beneficial owner to whom this prospectus is delivered, upon written or oral request, a copy of any document or all of the documents incorporated by reference into this prospectus, other than exhibits to any such documents that are not specifically incorporated by reference into such documents. Requests for such documents should be directed to:
Pioneer Energy Services Corp.
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209
(855) 884-0575
Attention: Bryce T. Seki

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements within the meaning of sections 27A of the Securities Act and 21E of the Exchange Act. These statements may include projections and estimates concerning the timing and success of specific projects and our future revenues, income and capital spending. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “seek,” “will,” “should,” “goal” or other words that convey the uncertainty of future events or outcomes.
These forward-looking statements are based on certain assumptions and analyses, and are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•	general economic and business conditions and industry trends;

•	levels and volatility of oil and gas prices;

•	the continued demand for drilling services or production services in the geographic areas where we operate;

•	decisions about exploration and development projects to be made by oil and gas exploration and production companies;

•	the highly competitive nature of our business;

•	technological advancements and trends in our industry, and improvements in our competitors' equipment;

•	the loss of one or more of our major clients or a decrease in their demand for our services;

•	future compliance with covenants under our term loan, ABL facility and senior notes;

•	operating hazards inherent in our operations;

•	the supply of marketable drilling rigs, well servicing rigs, coiled tubing and wireline units within the industry;

•	the continued availability of new components for drilling rigs, well servicing rigs, coiled tubing and wireline units;

•	the continued availability of qualified personnel;

•	the success or failure of our acquisition strategy, including our ability to finance acquisitions, manage growth and effectively integrate acquisitions;

•	the political, economic, regulatory and other uncertainties encountered by our operations, and

•	changes in, or our failure or inability to comply with, governmental regulations, including those relating to the environment.
Additionally, when considering forward-looking statements you should keep in mind the risk factors and cautionary statements described (i) under the caption “Risk Factors” on page 5 of this prospectus and (ii) in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q.
Because forward-looking statements are subject to risks, contingencies and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements which speak only as of the date on which they are made. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

ABOUT PIONEER ENERGY SERVICES CORP.
Pioneer Energy Services Corp. provides land-based drilling services and production services to a diverse group of oil and gas exploration and production companies in the United States and internationally in Colombia. We also provide two of our services (coiled tubing and wireline services) offshore in the Gulf of Mexico. Pioneer Energy Services Corp. was incorporated under the laws of the State of Texas in 1979 as the successor to a business that had been operating since 1968. Over the last 15 years, we have significantly expanded and transformed our business through acquisitions and organic growth. Our business is comprised of two business lines — Drilling Services and Production Services. We report our Drilling Services business as two reportable segments: (i) Domestic Drilling and (ii) International Drilling. We report our Production Services business as three reportable segments: (i) Well Servicing, (ii) Wireline Services, and (iii) Coiled Tubing Services.
Pioneer Energy Services Corp.'s corporate office is located at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. Our phone number is (855) 884-0575 and our website address is www.pioneeres.com. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.
RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.
USE OF PROCEEDS
Unless we inform you otherwise in an applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions, repayment or refinancing of indebtedness, investments in our subsidiaries, or repurchasing or redeeming our securities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Years Ended December 31,					Three Months Ended March 31,
	2013	2014	2015	2016	2017	2018
Ratio of earnings to fixed charges	NA(1)	NA(1)	NA(1)	NA(1)	NA(1)	NA(1)

(1) Insufficient income to cover fixed charges	$(56,721)	$(50,027)	$(195,735)	$(139,364)	$(79,713)	$(9,851)

We have computed the ratio of earnings to fixed charges for each period in the table above on a consolidated basis by dividing earnings by fixed charges. For this purpose, earnings consist of income (loss) before income taxes plus fixed charges less capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of debt financing costs, loss on extinguishment of debt and an estimate of the interest component of rental expense.
We did not have any preferred stock outstanding, and there were no preferred stock dividends paid or accrued during the periods presented above.

THE SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. Any prospectus supplement may add, update or change the information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. Federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.
To the extent the information contained in the prospectus supplement differs from the summaries provided in this prospectus, you should rely on the information in the prospectus supplement.
We may from time to time offer to sell together or separately in one or more offerings:

(1)	Debt Securities, in one or more series, which may be senior debt securities or subordinated debt securities, and convertible or exchangeable for preferred stock or common stock;

(2)	Common Stock, par value $0.10 per share;

(3)	Preferred Stock, par value $1.00 per share, in one or more series, which may be convertible into or exchangeable for debt securities or common stock;

(4)	Depositary Shares representing an interest in a fractional share or multiple shares of our preferred stock;

(5)	Warrants to purchase common stock, preferred stock, debt securities and/or depositary shares;

(6)	Purchase Contracts; and

(7)	Units that include any of the above securities.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of our debt securities that we may offer from time to time in one or more series. When we offer to sell a particular series of debt securities, we will provide the specific terms of the series in a prospectus supplement, which may provide information that is different from this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to this prospectus, the prospectus supplement relating to that series and the related indenture. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the applicable prospectus supplement and applicable indenture.
The debt securities will either be our senior debt securities or our subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures between us and a Trustee. Senior debt securities will be issued under a “senior indenture” and subordinated debt securities will be issued under a “subordinated indenture.” Together, the senior indenture and the subordinated indenture are called the “indentures.” The indentures may be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.
We have summarized selected provisions of the indentures and the debt securities below. We have included references to articles or section numbers of the applicable indenture so that you can easily locate these provisions. You should read the indentures for more details regarding the provisions we described below and for other provisions that may be important to you. We have filed the forms of the indentures with the SEC as exhibits to the registration statement of which this prospectus is a part, and we will include the applicable final indenture and any other instrument establishing the terms of the debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. The indentures will be subject to and governed by certain provisions of the Trust Indenture Act of 1939, and we refer you to the indentures and the Trust Indenture Act for a statement of such provisions. Capitalized terms used in the below summary have the meanings specified in the indentures.
General
The debt securities may be senior or subordinated and may be convertible or exchangeable into shares of our common stock or preferred stock, as well as secured or unsecured. The prospectus supplement relating to a particular series of debt securities will describe the specific terms of those debt securities and the indenture, which may include, without limitation, one or more of the following:

(1)	the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

(2)	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

(3)	the issue price or prices of originally issued debt securities, expressed as a percentage of the principal amount, and the original issue date;

(4)
the person or entity to whom any interest on the debt securities shall be payable, if other than the person or entity in whose name that debt security is registered at the close of business on the regular record date for such interest;

(5)	the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, on, the debt securities is payable or the method of determination thereof;

(6)
the rate or rates (which may be fixed or variable, or combination thereof) at which the debt securities shall bear interest, if any, or the method of determination thereof, the date or dates from which any such interest shall accrue, or the method of determination thereof, the interest payment dates on which any such interest shall be payable and the regular record date for any such interest payable on any interest payment date;

(7)
the place or places where the principal of and any premium and interest on the debt securities shall be payable, the debt securities may be surrendered for registration or transfer, the debt securities may be surrendered for exchange, and notices and demands to or upon us in respect of the debt securities and the Indenture may be served;

(8)
the period or periods, if any, within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

(9)
the obligation, if any, and the option, if any, of us to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation or option;

(10)	if other than a denomination of $1,000 and any integral multiple of $1,000 in excess thereof the denominations in which the debt securities shall be issuable;

(11)
if the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of such bearer debt securities (including exchange for registered debt securities of the same series);

(12)
if the amount of principal of or any premium or interest on the debt securities may be determined with reference to an index including an index based on a currency or currencies other than in which the debt securities are payable or pursuant to a formula, the manner in which such amounts shall be determined;

(13)
if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on the debt securities shall be denominated, payable, redeemable or purchasable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

(14)
if the principal of or any premium or interest on the debt securities is to be payable, redeemable or purchasable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, redeemable, or purchasable, the currency, currencies or currency units in which the principal of or any premium or interest on such debt securities as to which such election is made shall be payable, redeemable or purchasable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable, redeemable or purchasable (or the manner in which such amount shall be determined);

(15)
if other than the entire principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy or the method of determination thereof;

(16)
if the principal amount payable at the Stated Maturity of the debt securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the Stated Maturity or which shall be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(17)
if applicable, that the debt securities, in whole or any specified part, shall be defeasible, and if other than as described below under “Defeasance,” the terms and conditions upon which and the manner in which the debt securities may be defeased or discharged, and, if other than by a board resolution, the manner in which any election by us to defease or discharge the debt securities shall be evidenced;

(18)
if applicable, that the debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security, information with respect to book-entry procedures, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons or entities other than the depositary for such global security or a nominee thereof;

(19)	any special tax implications of the debt securities, including provisions for issue discount debt and the related yield to maturity, if offered;

(20)
any deletion from, addition to or change in the Events of Default which applies to the debt securities and any change in the right of the Trustee or the requisite holders of the debt securities to declare the principal amount thereof due and payable;

(21)	any addition to or change in the Events of Default, covenants or subordination provisions which applies to the debt securities or in any defined term used in such provisions;

(22)
our right, if any, to defer payments of interest by extending the interest payment periods and specify the duration of such extension, the interest payment dates on which such interest shall be payable and whether and under what circumstances additional interest on amounts deferred shall be payable;

(23)	if other than the trustee, the identity of any other trustee, the security registrar and any paying agent or other agent;

(24)	provisions regarding the convertibility or exchangeability of the debt securities;

(25)	provisions relating to the modification of the terms of the debt securities or the rights of holders thereof; and

(26)	any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the applicable indenture, as amended or supplemented) (Section 3.01).
Debt securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.
Senior Debt Securities
The senior debt securities may be secured or unsecured and will constitute senior indebtedness, in each case as defined in the applicable supplemental indenture, ranking on parity will all of our other subordinated indebtedness.
Subordination of Subordinated Debt Securities
The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment of all of our senior debt, including the senior debt securities, and it may also be senior in right of payment to all of our subordinated debt. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the subordinated indenture applicable to that series including:

(1)
the applicability and effect of the subordination provisions upon any payment or distribution respecting that series following any liquidation, dissolution, bankruptcy or similar proceeding relating to us or our assets;

(2)
the applicability and effect of the subordination provisions in the event of specified defaults with respect to any senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

(3)
the definition of senior debt applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of senior debt to which the subordinated debt securities of that series will be subordinated.
The failure to make payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the subordinated debt securities arising from any such failure to make payment.
Form, Exchange and Transfer
The debt securities of each series will be issuable in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 3.02).
At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to any Global Securities, debt securities of each series may be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 3.05).
Subject to the terms of the applicable indenture and the limitations applicable to any Global Securities, debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement (Section 3.05). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the debt securities of each series (Section 10.02).
If the debt securities of any series, or of any series and specified tenor, are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any debt securities of that series, or of that series and specified tenor as the case may be, during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part (Section 3.05).
Modification and Waiver
We and the Trustee may, without the consent of the holders of the debt securities, enter into one or more supplemental indentures for, among other things, any of the following purposes:

(1)	to evidence the succession of another person to us, and the assumption by such successor of our obligations under the applicable indenture and the debt securities;

(2)	to add covenants by us, or to surrender any of our rights or powers conferred by the applicable indenture, for the benefit of the holders of the debt securities of any and all series;

(3)	to add Events of Default for the benefit of the holders of the debt securities of any and all series;

(4)
to add or change any of the provisions in the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of the debt securities in uncertificated form;

(5)	to secure the debt securities or any guarantee with respect to the debt securities;

(6)	to establish the form or terms of any series of the debt securities;

(7)
to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of the debt securities and to add or change any of the provisions of the applicable indenture to provide for or facilitate the administration of the trusts thereunder by more than one Trustee pursuant to the requirements of the applicable indenture;

(8)
to add to, change or eliminate any of the provisions of the applicable indenture; provided that any such addition, change or elimination shall (a) neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holders of any such debt security with respect to such provision, or (b) become effective only when there is no such debt security Outstanding;

(9)
to cure any ambiguity, defect or inconsistency in, or make any other provision with respect to matters or questions arising under, the applicable indenture; provided that such action does not adversely affect the interests of the holders of the debt securities thereunder in any material respect;

(10)
to supplement any provisions of the applicable indenture necessary to permit or facilitate the defeasance and discharge of any series of the debt securities; provided that such action does not adversely affect the interests of the holders of the debt securities thereunder; or

(11)	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded (Section 9.01).
In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding debt securities of each series affected, we and the Trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing or eliminating any provisions of, the applicable indenture, or modifying in any manner the rights of the holders of the debt securities of any series under the applicable indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Outstanding debt security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2)	reduce the principal amount of, or any premium payable upon redemption of or rate of interest on, any debt security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the Maturity thereof;

(4)	change our obligation to maintain an office or agency for payment of any debt securities or the currency in which any debt security is payable;

(5)
impair the right to institute suit for the enforcement of any payment due on or after the Stated Maturity of, or the redemption date of, the debt security, or alter the method of computation of interest;

(6)	reduce the percentage in principal amount of Outstanding debt securities of any series that must consent to a supplemental indenture or any waiver provided for in the applicable indenture;

(7)
with certain exceptions, modify any of the provisions of the applicable indenture relating to (a) the execution of supplemental indentures with the consent of the holders of the debt securities and (b) waivers of past defaults and covenants by holders of the debt securities; or

(8)
in the case of a series of subordinated debt securities, modify any of the applicable subordination provisions in a manner adverse to the holders of the subordinated debt securities or any Outstanding senior debt securities (Section 9.02).

The Holders of a majority in principal amount of the Outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture (Section 10.06). The holders of a majority in principal amount of the Outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each Outstanding debt security of such series (Section 5.13).
Each of the indentures provides that in determining whether the holders of the requisite principal amount of the Outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture as of any date:

(1)
the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of the maturity to such date;

(2)
if, as of such date, the principal amount payable at the Stated Maturity of a debt security is not determinable, the principal amount of such debt security deemed to be Outstanding as of such date will be the amount determined in the manner prescribed for such debt security;

(3)
the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in Clause (1) or (2) above, of the amount determined in such Clause); and

(4)	certain debt securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Section 1.01)
Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of Outstanding debt securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by the holders. If a record date is set for any action to be taken by the holders of a particular series, only persons who are holders of Outstanding debt securities of that series on the record date may take such action. To be effective, such action must be taken by the holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 1.04).

Events of Default
Except as otherwise set forth in any prospectus supplement relating to any debt securities, an Event of Default with respect to the debt securities of any series is defined in the indentures as:

(1)	default in the payment of any interest upon any of the debt securities of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)	default in the payment of principal of or any premium on the debt securities of such series at its maturity; or

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of such series; or

(4)
default in the performance, or breach, of any of our covenants set forth in the applicable indenture (other than a default included in the indenture solely for the benefit of a series other than that series) and continuance of such default or breach for a period of 90 days after due notice by the Trustee or by the holders of at least 25% in principal amount of the Outstanding debt securities of that series; or

(5)	certain events of bankruptcy, insolvency or reorganization affecting us (Section 5.01).
Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such debt securities.
If an Event of Default (other than an Event of Default with respect to us described in Clause (5) above) with respect to the debt securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series by notice as provided in the applicable indenture may declare the principal amount of all the debt securities of that series (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount of such debt securities as may be specified by the terms thereof) to be due and payable immediately. If an Event of Default with respect to us described in Clause (5) above with respect to the debt securities of that series at the time Outstanding occurs, the principal amount of all the debt securities of that series (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount of such debt securities as may be specified by the terms thereof) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. At any time after such a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the Outstanding debt securities of that series may, under certain circumstances, rescind and annul such declaration (Section 5.02).
Subject to the provisions of the indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such Trustee reasonable indemnity (Section 6.03). Subject to such provisions for the indemnification of the Trustees, the holders of a majority in principal amount of the Outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series; provided that such direction does not conflict with any rule of law or the applicable indenture and subject to certain other limitations (Section 5.12).

No holder of any debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a Trustee, or for any remedy thereunder, unless:

(1)	such holder has previously given the Trustee under the applicable indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

(2)	the holders of at least 25% in principal amount of the Outstanding debt securities of that series have made written request to the Trustee to institute proceedings as Trustee;

(3)	such holder or holders have offered, and if requested, provided to the Trustee reasonable indemnity;

(4)	the Trustee for 60 days after its receipt of such request has failed to institute such proceeding; and

(5)
the Trustee has not received during such 60-day period directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (Section 5.07).

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of and any premium and interest on such debt security on or after the applicable due date specified in such debt security (Section 5.08).
We are required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their best knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults and the nature and status thereof (Section 10.04).
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the Regular Record Date for such interest (Section 3.07).
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated form may be made by check mailed to the address of the person entitled thereto as such address appears in the debt securities’ register. Unless otherwise indicated in the applicable prospectus supplement, the Corporate Trust Office of the Trustee under the senior indenture in the City of New York will be designated as sole Paying Agent for payments with respect to senior debt securities of each series, and the corporate trust office of the Trustee under the subordinated indenture in the City of New York will be designated as the sole Paying Agent for payment with respect to subordinated debt securities of each series. Any other Paying Agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each place of payment for the debt securities of a particular series (Section 10.02).
All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment (Section 10.03).

Consolidation, Merger, Conveyance, Transfer or Lease
Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into any other person, or convey, transfer or lease (as lessor) all or substantially all of our property and assets to another person, unless:

(1)
(i) in the case of a merger, we are the surviving entity, or (ii) the person formed by such consolidation, or into which we are merged, or the person which acquires by conveyance or transfer, or which leases, our properties and assets is a domestic corporation or partnership and expressly assumes the due and punctual payment of the principal of and any premium and interest on all debt securities and the performance or observance of every covenant applicable to be performed or observed by us;

(2)	immediately after giving effect to such transaction, no Event of Default shall exist and no event which after notice or lapse of time or both, would become an Event of Default; and

(3)
we deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the foregoing provisions relating to such transaction (Section 8.01).

The successor person (if not us) will be substituted for us under the applicable indenture with the same effect as if it had been the original party to such indenture, and, except in the case of a lease, we will be relieved from any further obligations under such indenture and the debt securities (Section 8.02).
Satisfaction and Discharge
Each indenture will be discharged and will cease to be of further effect as to all Outstanding debt securities of any series issued thereunder (except for certain surviving rights and obligations expressly provided for), when:

(1)	either:

(a)
all Outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)
all Outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in any case we have deposited with the Trustee as trust funds in an amount sufficient to pay the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit or to the Stated Maturity or Redemption Date, as the case may be;

(2)	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities of that series; and

(3)
we have delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge of the applicable indenture with respect to the debt securities of that series have been complied with (Section 4.01).

Defeasance and Covenant Defeasance
If the provisions in the applicable indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of any series, we may elect either:

(1)
defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust (Section 13.02); or

(2)
covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an Event of Default with respect to the debt securities (Section 13.03);

in either case upon the irrevocable deposit by us with the applicable Trustee, in trust, of an amount, in currency or currencies or U.S. Government Obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments (Section 13.04).
A trust will only be permitted to be established if, among other things:

(1)
we have delivered to the applicable Trustee an Opinion of Counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred, and the Opinion of Counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. Federal income tax law occurring after the date of the applicable indenture;

(2)	no Event of Default or any event which after notice or lapse of time or both would be an Event of Default has occurred and be continuing at the time of such deposit;

(3)	the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

(4)	certain other provisions set forth in the applicable indenture are met; and

(5)
we will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with (Section 13.04).

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an Event of Default, the amount of money and U.S. Government Obligations on deposit with the applicable Trustee would be sufficient to pay amounts due on those debt securities at the time of their Stated Maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the Event of Default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York (Section 1.12).

DESCRIPTION OF CAPITAL STOCK
This section describes the material provisions of our capital stock. You should read our Restated Articles of Incorporation and Amended and Restated Bylaws (copies of which are filed as exhibits to the registration statement of which this prospectus forms a part), the applicable provisions of the Texas Business Organizations Code, as amended, and the applicable prospectus supplement for additional information about our capital stock. To the extent the information contained in the applicable prospectus supplement differs from this summary description, you should rely on the information in the applicable prospectus supplement.
Authorized and Outstanding Capitalization
As of May 8, 2018, our authorized capital stock consisted of (1) 200,000,000 shares of common stock, par value $0.10 per share, of which 78,130,648 shares were issued and outstanding, and (2) 10,000,000 shares of preferred stock, par value $1.00 per share, of which none were issued and outstanding.
Common Stock
We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our Board of Directors. Generally, the issuance of common stock, up to the aggregate amounts authorized by our Restated Articles of Incorporation, will not require approval of our shareholders.
Voting Rights. Each holder of common stock is entitled to one vote per share for all purposes upon which such holders are entitled to vote. Subject to any voting rights granted to the holders of any preferred stock, directors are elected by a plurality of the votes cast by the holders of common stock entitled to vote in the election of directors; provided, however, that in an uncontested election of directors, any nominee who receives a greater number of votes "withheld" than votes "for" his or her election will tender his or her written resignation to the Chairman of the Board for consideration by the Board of Directors. The Board of Directors will determine whether to accept, reject, or otherwise act with respect to the tendered resignation. Generally, any other matter (other than the approval of a plan of merger or exchange) to be voted on by our shareholders must be approved by the affirmative vote of the holders of a majority of the shares of common stock entitled to vote on, and that voted for or against or expressly abstained with respect to, the matter, subject to any voting rights granted to holders of any preferred stock. A plan of merger or exchange must be approved by the affirmative vote of two-thirds of the outstanding shares of common stock entitled to vote thereon, subject to any voting rights granted to holders of any preferred stock.
Dividend Rights. Holders of common stock may be paid dividends out of our assets available for such purpose when and if declared by our Board of Directors, subject to any preferential rights of any outstanding shares of preferred stock. We may also pay a share dividend to holders of common stock, subject to any preferential rights of any outstanding shares of preferred stock. We have not paid or declared any dividends on our common stock and the terms of our term loan, ABL facility, and the terms of our senior notes impose restrictions on our ability to declare dividends on our common stock. In addition, our term loan, ABL facility, and the terms of our senior notes impose restrictions on our ability to issue or sell certain equity interests and incur, assume or guarantee additional indebtedness.
Liquidation Rights. In the event of our liquidation, dissolution or winding up, after the payment in full of the amounts required to be paid to (or such funds have been otherwise set aside for) the holders of preferred stock, if any, all holders of common stock are entitled to share ratably in any remaining assets available for distribution.
Other Matters. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. Upon consummation of a sale or offering of common stock, such shares of common stock will be validly issued, fully paid and nonassessable. There are no redemption or sinking fund provisions applicable to the common stock.
The rights, powers, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock
As of the date of this prospectus, no shares of preferred stock are outstanding. Our Board of Directors may authorize the issuance of preferred stock in one or more series and may determine the preferences, limitations and relative rights of the shares of any series so established, including, but not limited to, the following:

(1)	the designation of the series;

(2)
the number of shares of the series, which number our Board of Directors may thereafter (except where otherwise provided in the designations for the series) increase or decrease; provided, however, the number of shares of such series may not be decreased below the number of shares within such series that is then outstanding;

(3)
the dividend rate of the series, the dates, terms and other conditions upon which such dividends will be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of our capital stock;

(4)	whether the dividends will be cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date(s) and under what circumstances;

(5)	the redemption rights and prices, if any, for shares of the series;

(6)
the rights of holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of us, including the relative rights of priority in that event as to the rights of the holders of any other class or series of our capital stock;

(7)	the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of the series;

(8)
whether the shares of the series will be convertible into or exchangeable for shares of our capital stock or our other securities or of any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange;

(9)	the voting rights, if any, of the holders of the series;

(10)
the restrictions and conditions, if any, on the issuance or reissuance of any additional preferred stock ranking on parity with or prior to shares of the series as to dividends or upon liquidation, dissolution or winding up;

(11)	any other repurchase obligations of us, subject to any limitations of applicable law; and

(12)	any other designations, preferences, limitations or relative rights of the series.
The authorized shares of preferred stock will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Upon consummation of a sale or offering of preferred stock, such shares of preferred stock will be validly issued, fully paid and nonassessable.
Anti-Takeover Effects of Texas Law and Our Charter and Bylaws
Certain provisions of the Texas Business Organizations Code, as amended (referred to herein as the “TBOC”), our Restated Articles of Incorporation and our Amended and Restated Bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Texas Antitakeover Statute
We are a Texas corporation and are subject to Title 2, Chapter 21, Subchapter M of the TBOC regarding affiliated business combinations, known as the “Business Combination Law.” In general, this law prevents us from engaging in a business combination with an affiliated shareholder, or any affiliate or associate of an affiliated shareholder, during the three-year period immediately after the date such person became an affiliated shareholder, unless:

(1)
our Board of Directors approves the business combination or acquisition of shares that causes such person to become an affiliated shareholder before the date such person becomes an affiliated shareholder; or

(2)
not less than six months after the date such person became an affiliated shareholder, the business combination was approved by the affirmative vote of the holders of at least two-thirds of our outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates at a meeting of shareholders and not by written consent.

An affiliated shareholder is a person that is or was within the preceding three-year period the beneficial owner of 20% or more of our outstanding voting shares. The TBOC defines “business combination” generally as including:

(1)	any merger, share exchange or conversion involving an affiliated shareholder;

(2)	a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets involving an affiliated shareholder:

(a)	having an aggregate value equal to 10% or more of the market value of our assets,

(b)	having an aggregate value equal to 10% or more of the market value of our outstanding voting shares, or

(c)	representing 10% or more of our earning power or net income;

(3)	issuances or transfers of securities by us to an affiliated shareholder, subject to limited exceptions;

(4)	the adoption of plans or agreements relating to our liquidation or dissolution involving an affiliated shareholder;

(5)	reclassifications, recapitalizations, distributions or other transactions that have the effect of increasing an affiliated shareholder’s percentage ownership of our outstanding voting shares; or

(6)	the receipt by an affiliated shareholder of a loan, advance, guarantee, pledge or other financial benefits provided by or through us other than proportionally as one of our shareholders.
The provisions of the Business Combination Law may have the effect of delaying, deferring or preventing a change in control of us.
Restated Articles of Incorporation and Amended and Restated Bylaw Provisions
In addition, certain provisions contained in our Restated Articles of Incorporation and Amended and Restated Bylaws could result in the delay or otherwise discourage transactions involving an actual or potential change in control of us or our management and may limit the ability of our shareholders to remove current management or approve transactions that our shareholders may deem to be in their best interests. These provisions include, among others:

(1)	authorizing the Board of Directors to establish one or more series of preferred stock, the terms of which can be determined by the Board of Directors at the time of issuance;

(2)	dividing the Board of Directors into three classes of directors, with each class serving a staggered three-year term;

(3)	requiring that shareholder action by written consent must be unanimous;

(4)
providing advanced written notice procedures for shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a proper committee thereof;

(5)
requiring that special meetings of shareholders may be called only by our Chairman of the Board, Chief Executive Officer, President or Board of Directors, or by the holders of not less than 50% of our outstanding shares entitled to vote at the special meeting;

(6)	allowing our directors to fill vacancies on the Board of Directors as a result of an increase in the number of directors, subject to limited exceptions; and

(7)
prohibiting the removal of a director, except for cause and then only by the affirmative vote of the holders of at least a majority of the votes of our outstanding shares entitled to vote in the election of directors, subject to any removal rights granted to any holders of preferred stock.

Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC is the transfer agent and registrar of our common stock.
Listing
Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “PES.”
Liability of Directors; Indemnification
Our Restated Articles of Incorporation provide that a director will not be liable to the Company or its shareholders for monetary damages for an act or omission in such director’s capacity as director, except in the case of (1) breach of such director’s duty of loyalty to the Company or its shareholders, (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or any act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office or (4) an act or omission for which the liability of a director is expressly provided for by statute. Our Amended and Restated Bylaws provide that we will indemnify, and advance expenses to, any executive officer or director to the fullest extent permitted by the TBOC.
Under the TBOC, directors and officers are entitled to indemnification against reasonable expenses (including attorneys’ fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the Company. In addition, the TBOC permits indemnification for judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful; provided, that if the person is found liable to the Company or liable on the basis that personal benefit was improperly received by him or her, indemnification is limited to reasonable expenses actually incurred by such person and may not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the Company.
Under an insurance policy maintained by us, our directors and executive officers are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and executive officers. We have also entered into Indemnification Agreements with our directors and certain of our executive officers. A form of the Indemnification Agreement is attached as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on August 8, 2007.
The foregoing discussion of the TBOC and our Restated Articles of Incorporation, Amended and Restated Bylaws and form of Indemnification Agreement is not intended to be exhaustive and is qualified in its entirety by reference to such statute, Restated Articles of Incorporation, Amended and Restated Bylaws and form of Indemnification Agreement.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Contractual Restrictions on Dividends and Stock Repurchases
Our Term Loan, ABL Facility, and the indenture governing the Senior Notes (1) generally prohibit us and any of our restricted subsidiaries from making, paying or declaring any dividend or other distribution (other than dividends or distributions payable solely in the equity interests of the Company, or options, warrants or other rights to purchase such equity interests) on any of our equity interests unless such dividend or distribution is made by a restricted subsidiary to us or any other restricted subsidiaries and (2) generally prohibit payments of any kind or character (whether in cash, securities or other property) to purchase, retire, redeem or otherwise acquire any of our equity interests, or any options, warrants or other rights to purchase such equity interests except under limited circumstances.

DESCRIPTION OF DEPOSITARY SHARES
Set forth below is a description of the general terms and conditions of the depositary shares that may be offered under this prospectus. The specific terms and conditions of the depositary shares will be described in a supplement to this prospectus. Any prospectus supplement may add, update or change the terms and conditions of the depositary shares as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, deposit agreement and depositary receipts.
We encourage you to carefully review and consider the complete provisions of the applicable deposit agreement and depositary receipts before investing in our depositary shares.
General
We may elect to offer fractional shares or some multiple of shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will issue receipts for depositary shares. Each depositary share will represent a fraction or some multiple of a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fraction or multiple of a share of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interest in or multiple of shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.
Dividends and other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. However, the depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.
Redemption of Depositary Shares
If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The redemption price for each depositary share will be equal to the applicable fraction or multiple of the redemption price for each share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.
Amendment and Termination of Deposit Agreement
We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (1) all outstanding depositary shares issued under the agreement have been redeemed, or (2) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS
Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, warrant agreement and warrant certificate.
We encourage you to carefully review and consider the complete provisions of the applicable warrant agreement and warrant certificate before investing in our warrants.
General
We may issue warrants for the purchase of our common stock, preferred stock, debt securities and/or depositary shares. Warrants may be issued independently or together with any of our common stock, preferred stock, debt securities and/or depositary shares offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.
Terms of Warrants
The prospectus supplement relating to a particular issue of warrants to purchase shares of our common stock, preferred stock, debt securities and/or depositary shares will describe the terms of those warrants, which may include, without limitation, one or more of the following:

(1)	the title or designation of the warrants;

(2)	the aggregate number of the warrants;

(3)	the price or prices at which the warrants will be issued;

(4)	the currency or currencies, including composite currencies or currency units, in which the exercise price of the warrants may be payable;

(5)
the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrant securities;

(6)	the price at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

(7)	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

(8)	whether the warrants will be issued in registered form or bearer form;

(9)	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

(10)	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each such underlying warrant security;

(11)
if applicable, the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the underlying warrant securities purchasable upon exercise of the warrant will be payable;

(12)	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

(13)	information with respect to book-entry procedures, if any; and

(14)	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the number of shares of common stock or preferred stock and/or the number of fractional or multiple of shares of preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our debt securities, common stock, preferred stock, and/or depositary shares, the holder will not have any rights as a holder of our debt securities, common stock, preferred stock, and/or depositary shares, as the case may be, by virtue of ownership of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS
Set forth below is a description of the general terms and conditions of the purchase contracts that may be offered under this prospectus. The specific terms and conditions of the purchase contracts will be described in a supplement to this prospectus. Any prospectus supplement may add, update or change the terms and conditions of the purchase contracts as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement and purchase contract.
We encourage you to carefully review and consider the complete provisions of the applicable purchase contract before investing in our purchase contracts.
We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of common stock or preferred stock, depositary shares, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of common stock or preferred stock, depositary shares, warrants or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of the other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract.
If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of any purchase contracts, which may include, without limitation, one or more of the following:

(1)
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

(2)	whether the purchase contracts are to be prepaid or not;

(3)	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

(4)	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

(5)	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

(6)	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS
Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. Any prospectus supplement may add, update or change the terms and conditions of the units as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement and unit agreement or indenture.
We encourage you to carefully review and consider the complete provisions of the applicable unit agreement or indenture before investing in our units.
We may issue units that include debt securities, common stock, preferred stock, depositary shares and/or warrants or any combination of such securities. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units, which may include, without limitation, one or more of the following:

(1)
the terms of the units and of any of the debt securities, common stock, preferred stock, depositary shares, and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

(2)	a description of the terms of any unit agreement or indenture governing the units; and

(3)	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell securities pursuant to this prospectus in or outside of the United States:

(1)	to or through underwriters or dealers;

(2)	through agents;

(3)	directly to one or more purchasers;

(4)	through a combination of these methods of sale; or

(5)	through any other method permitted by law.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.
We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

(1)	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

(2)	any delayed delivery arrangements;

(3)	the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents;

(4)	any securities exchanges on which the securities may be listed; and

(5)	any other information we deem important.
The offer and sale of the securities described in this prospectus by us, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

(1)	at a fixed price or prices, which may be changed;

(2)	at market prices prevailing at the time of sale;

(3)	at prices relating to such prevailing market prices;

(4)	at varying prices determined at the time of sale; or

(5)	at negotiated prices.

Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

(1)	on or through the facilities of any national securities exchange or quotation service on which such securities may be listed, quoted or traded at the time of sale; or

(2)	to or through a market maker otherwise than on such exchanges or quotation or trading services.
Such at-the-market offerings, if any, will be conducted by underwriters, dealers or agents acting as our principal or agent, who may also be third-party sellers of securities as described above.
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents or remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
Sales through Underwriters or Dealers
Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities unless otherwise specified in connection with any particular offering of securities.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealers may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. We will include in the applicable prospectus supplement or pricing supplement, as the case may be, the names of the dealers and the terms of the transaction.
We may sell some or all of the securities covered by this prospectus through:

(1)	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

(2)	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

(3)	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. If indicated in an applicable prospectus supplement or pricing supplement, as the case may be, we may sell the securities through agents from time to time. The applicable prospectus supplement or pricing supplement, as the case may be, will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
Remarketing Arrangements
Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement or pricing supplement, as the case may be.
Institutional Purchasers
We may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
Indemnification; Other Relationships
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS
In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Norton Rose Fulbright US LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Pioneer Energy Services Corp. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution

The fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the offered securities are as follows:

SEC registration fee		$8,645
Accounting fees and expenses		*
Legal fees and expenses		*
Printing expenses		*
Rating agency fees		*
Trustee fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

* Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15.        Indemnification of Directors and Officers
Our Restated Articles of Incorporation provide that a director will not be liable to the Company or its shareholders for monetary damages for an act or omission in such director’s capacity as director, except in the case of (1) breach of such director’s duty of loyalty to the Company or its shareholders, (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or any act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office or (4) an act or omission for which the liability of a director is expressly provided for by statute. Our Amended and Restated Bylaws provide that we will indemnify, and advance expenses to, any executive officer or director to the fullest extent permitted by the TBOC.
Sections 8.101 and 8.105 of the TBOC permit corporations to indemnify a person who was or is a governing person, officer, employee or agent of such corporation or who serves at the corporation’s request as a representative of another enterprise, organization or employee benefit plan (an “outside enterprise”), who was, is, or is threatened to be named a respondent in a legal proceeding by virtue of such person’s position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation or outside enterprise’s best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgment and expenses that are reasonable and actually incurred by the person in connection with the proceeding; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of the person's duty to the corporation, breach of the person’s duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Indemnification pursuant to Section 8.101 of the TBOC can be made by the corporation only upon a determination made in the manner prescribed by Section 8.103 of the TBOC that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct for such indemnification.
Section 8.051 of the TBOC requires a corporation to indemnify a governing person, former governing person or person serving an outside enterprise at the corporation’s request against reasonable expenses actually incurred in connection with a proceeding in which the person is a party because of the person’s corporate position, if the person was wholly successful, on the merits or otherwise, in the defense of the proceeding.
Under certain circumstances, a corporation may also advance expenses to any of the above persons. Section 8.151 of the TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements to indemnify and hold harmless such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person’s status as such a person, without regard to whether the corporation would have the power to indemnify the person against the liability under applicable law.
Under an insurance policy maintained by us, our directors and executive officers are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and executive officers. We have also entered into Indemnification Agreements with our directors and certain of our executive officers. A form of the Indemnification Agreement is attached as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on August 8, 2007.
The foregoing discussion of Sections 8.101, 8.105, 8.103, 8.051 and 8.151 of the TBOC and our Restated Articles of Incorporation, Amended and Restated Bylaws and form of Indemnification Agreement is not intended to be exhaustive and is qualified in its entirety by reference to such statutes, Restated Articles of Incorporation, Amended and Restated Bylaws and form of Indemnification Agreement.
Item 16.        Exhibits
Reference is made to the Index to Exhibits following the signature page, which Index is hereby incorporated by reference into this item.
Item 17.        Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that subparagraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(8) For purposes of determining any liability under the Securities Act of 1933,
(i) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 22, 2018.

Pioneer Energy Services Corp.
By:	/s/ Lorne E. Phillips
Name:	Lorne E. Phillips
Title:	Executive Vice President and Chief Financial Officer
Power of Attorney
Each of the undersigned hereby constitutes and appoints each of Lorne E. Phillips and Bryce T. Seki his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and any related registration statements filed pursuant to Rule 462(b) and otherwise), with all exhibits and any and all other documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/S/ DEAN A. BURKHARDT	Chairman of the Board	May 22, 2018
Dean A. Burkhardt
/S/ WM. STACY LOCKE	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2018
Wm. Stacy Locke
/S/ LORNE E. PHILLIPS	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 22, 2018
Lorne E. Phillips
/S/ C. JOHN THOMPSON	Director	May 22, 2018
C. John Thompson
/S/ JOHN MICHAEL RAUH	Director	May 22, 2018
John Michael Rauh
/S/ SCOTT D. URBAN	Director	May 22, 2018
Scott D. Urban

INDEX TO EXHIBITS

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement
4.1	**	Restated Articles of Incorporation of Pioneer Energy Services Corp.
4.2		Amended and Restated Bylaws of Pioneer Energy Services Corp. (Form 8-K dated July 30, 2012 (File No. 1-8182, Exhibit 3.2)).
4.3		Form of Certificate representing Common Stock of Pioneer Energy Services Corp. (Form 10-Q dated August 7, 2012 (File No. 1-8182, Exhibit 4.1)).
4.4	*	Form of Preferred Stock Certificate
4.5	*	Form of Certificate of Designations
4.6	**	Form of Indenture
4.7	**	Form of Subordinated Indenture
4.8	*	Form of Senior Debt Securities
4.9	*	Form of Subordinated Debt Securities
4.10	*	Form of Deposit Agreement for Depositary Shares
4.11	*	Form of Depositary Receipt for Depositary Shares
4.12	*	Form of Warrant Agreement
4.13	*	Form of Warrant Certificate
4.14	*	Form of Purchase Contract
4.15	*	Form of Unit Agreement
4.16	*	Form of Unit Certificate
5.1	**	Opinion of Norton Rose Fulbright US LLP
12.1	**	Computation of ratio of earnings to fixed charges
23.1	**	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1)
23.2	**	Consent of Independent Registered Public Accounting Firm.
24.1	**	Power of Attorney (included as part of the signature page of the registration statement)
25.1	***	Form T-1 Statement of Eligibility and Qualification respecting the Indenture
25.2	***	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture
____________

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**    Filed herewith.
***    To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.